EX-99.1

OAKWOOD MORTGAGE INVESTORS, INC 2002-C Oakwood Acceptance Corp. – Servicer Fiscal Year Ended Series Report Reporting: Fiscal Year 2002
Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 2002-C as of the end of the prepayment period that began on August 1, 2002 and ended on September 30, 2002 and as of the end of the collection period that began on August 2, 2002 and ended on October 1, 2002. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2002, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

Scheduled Principal Balance of Contracts
Beginning Principal Balance	Scheduled Principal	Prepaid Principal	Liquidated Principal	Pre-Funding	Ending Principal Balance	Scheduled Gross Interest	Servicing Fee	Scheduled Pass Thru Interest	Liquidation Proceeds	Transfer from Prefunding Account	Transfer from capitalized interest account	Amount Available for Distribution
170,316,086.20	(279,595.17)	(2,717,143.77)	0.00	52,137,499.61	219,456,846.87	3,428,260.66	282,683.07	3,145,577.59	0.00	0.39	13,706.62	6,438,706.61

Certificate Account							P&I Advances at Distribution Date
Beginning Balance	Deposits		Distributions	Investment Interest	Ending Balance		Beginning Balance	Recovered Advances	Current Advances	Ending Balance
	Principal	Interest
0.00	2,713,597.04	2,054,141.69	(2,910,718.63)	684.81	1,857,704.91		0.00	0.00	33,644.79	33,644.79

Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2002

	Gross Repossessions		Repo Properties Brought Current by Borrower		Net Current Repos		Aggregate Repo Properties in Trust at Month-End
	#	Principal Balance	#	Principal Balance	#	Principal Balance	#	Principal Balance
02-Aug	0	0.00	0	0.00	0	0.00	0	0.00
02-Sep	1	36,586.11	0	0.00	1	36,586.11	1	36,586.11

Total of month end balance	1	36,586.11	0	0.00	1	36,586.11	1	36,586.11

Average month end balance	1	18,293.00	0	0.00	1	18,293.00	1	18,293.00

Oakwood Acceptance Corp. – Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2002

	Delinquency Analysis
	31 to 59 days		60 to 89 days		90 days and Over		Total Delinq.
	No. of Loans	Principal Balance	No. of Loans	Principal Balance	No. of Loans	Principal Balance	No. of Loans	Principal Balance
02-Aug	5	150,541.96	0	0.00	0	0.00	5	150,541.96
02-Sep	19	915,986.06	3	109,734.94	0	0.00	22	1,025,721.00

Total of month end balance	24	1,066,528.02	3	109,734.94	0	0.00	27	1,176,262.96

Average month end balance	12	533,264.00	2	54,867.00	0	0.00	14	588,131.00

Oakwood Acceptance Corp. – Servicer
Fiscal Year Ended Series Report
Reporting:     Fiscal Year 2002

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

Prepayment Period	Liquidated Principal Balance	Sales Proceeds	Insur. Refunds	Total Proceeds	Repossession Expenses	Net Liquidation Proceeds	Unrecov. Advances	FHA Insurance Coverage	Net Pass Thru Proceeds	Current Period Net Gain/(Loss)	Cumulative Gain/(Loss)
02-Aug	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Sep	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Oakwood Acceptance Corp. – Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2002

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

Certificate Class	Original Certificate Balances	Beginning Certificate Balances	Beginning Principal Shortfall Carry-Over	Current Principal Due	Current Principal Paid	Accelerated Principal Distribution	Ending Principal Shortfall Carry-Over	Writedown Amounts	Ending Certificate Balances	Pool Factor	Principal Paid Per $1,000 Denomination
A-1	149,044,000.00	149,044,000.00	0.00	2,996,739.33	2,996,739.33	453,140.65	0.00	0.00	145,594,120.02	97.68533%	23.14672
								0.00	0.00	0.00	0.00

Total Certificate Principal Balance	149,044,000.00	149,044,000.00	0.00	2,996,739.33	2,996,739.33	453,140.65	0.00	0.00	145,594,120.02

M-1	22,245,000.00	22,245,000.00	0.00	0.00	0.00	0.00	0.00	0.00	22,245,000.00	100.00000%	0.00000
M-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
M-2	16,128,000.00	16,128,000.00	0.00	0.00	0.00	0.00	0.00	0.00	16,128,000.00	100.00000%	0.00000
M-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-1	7,230,000.00	7,230,000.00	0.00	0.00	0.00	0.00	0.00	0.00	7,230,000.00	100.00000%	0.00000
B-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-2	13,903,000.00	13,903,000.00	0.00	0.00	0.00	0.00	0.00	0.00	13,903,000.00	100.00000%	0.00000
B-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
Excess Asset Principal Balance	13,903,586.20	13,903,586.20	0.00	0.00	0.00	(453,140.65)	0.00	0.00	14,356,726.85

Total Excluding Writedown Balances	73,409,586.20	73,409,586.20	0.00	0.00	0.00	(453,140.65)	0.00	0.00	73,862,726.85

All Certs Excluding Writedown Bal	222,453,586.20	222,453,586.20	0.00	2,996,739.33	2,996,739.33	0.00	0.00	0.00	219,456,846.87

Oakwood Acceptance Corp. – Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2002

CERTIFICATE INTEREST ANALYSIS

Certificate Class	Pass-Through Rate	Beginning Carry- Over Priority Interest Balance	Current Priority Interest Accrual	Total Paid		Ending Carry-Over Priority Interest Balance	Interest Paid Per $1,000 Denomination	Cert. Class	TOTAL DISTRIBUTION
A-1	2.05313%	0.00	1,337,512.08	1,337,512.08		0.00	8.97394	A-1	4,787,392.06
A-I0	6.00000%	0.00	556,000.00	556,000.00		0.00		A-I0	556,000.00

Total		0.00	1,893,512.08	1,893,512.08		0.00			5,343,392.06

M-1	7.62000%	0.00	255,446.76	255,446.76		0.00	11.48333	M-1	255,446.76
M-1 Writedown Interest	0.00	0.00	0.00	0.00		0.00
M-2	8.50000%	0.00	219,878.40	219,878.40		0.00	13.63333	M-2	219,878.40
M-2 Writedown Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders Int carryover
B-1	8.50000%	0.00	102,425.00	102,425.00		0.00	14.16667	B-1	102,425.00
B-1 Carryover Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders Int carryover
B-2	9.70000%	0.00	210,564.06	210,564.06		0.00	15.14522	B-2	219,899.12
B-2 Writedown Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders Int carryover	0.00	0.00	9,335.06	9,335.06		0.00
X		0.00	453,140.65	0.00		453,140.65		X	0.00
R		0.00	0.00	0.00		0.00		R	0.00
Service Fee	1.00000%	0.00	282,683.07	282,683.07	(1)	0.00			282,683.07
Current Trustee Fees			14,982.20	14,982.20					14,982.20

Total		0.00	1,548,455.20	1,095,314.55		453,140.65			1,095,314.55

All Certificates		0.00	3,441,967.28	2,988,826.63		453,140.65			6,438,706.61	(1)

(1) Pursuant to the applicable pooling and servicing agreement, $282,683.07 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $6,156,023.54